POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the person whose signature appears below hereby makes, constitutes and appoints each of Brad Marshall, Jonathan Bock, Matthew Alcide, Edward Desloge, Oran Ebel, Katherine Rubenstein, William Renahan, Stacy Wang, and Carlos Whitaker (each, an “Agent” and collectively, the “Agents”),with full power to act, with or without the other and with full powers of substitution and resubstitution, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as an officer of Blackstone Secured Lending Fund and Blackstone Private Credit Fund (each a “Company”), any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an Agent in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney. The undersigned acknowledges that each Agent, in serving in such capacity at the undersigned’s request, is not assuming, nor is any Company assuming, any of the undersigned’s responsibilities to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

IN WITNESS HEREOF I have executed this instrument as of the 1st day of May, 2024.

/s/ Lucie Enns
Lucie Enns
Chief Securities Counsel